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                                                               Exhibit 10.1
                        SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release entered into this 19 day of May, 1999 is made by and between Pegasystems Inc. ("the Company") and Ira Vishner ("the Executive"), and constitutes the parties' agreement with respect to the termination of the Executive's employment.

1. The Executive voluntarily retires as an employee of the Company effective January 4, 1999 ("the Retirement Date"), and resigns as a Director and Officer (including without limitation: Vice
         President - Corporate Services and Treasurer) of the Company as of such Date.

2. For a period of 24 months commencing on his Retirement Date ("the Payment Period") the Executive (or his beneficiary in the event of his death prior to the expiration of the 24 month period) shall continue to be paid his base salary as in effect on the Retirement Date (i.e., at a rate of $125,000 per year reduced by any amounts received under any disability insurance program, or other income replacement program available through the Company) in accordance with the Company's normal and customary pay practice for executive employees, subject to all applicable federal and state income, payroll and other applicable tax withholding. The Company, in its sole discretion, shall have the right (but not the obligation) to prepay any or all amounts that it is required to pay under this Paragraph 2.

3. During the Payment Period, and (unless disabled) as a condition to receiving payments pursuant to Paragraph 2 hereof, the Executive shall perform any special assignments and provide any other assistance reasonably requested by the President of the Company relating to any administrative or legal proceedings involving the Company and/or its officers, directors and agents. He shall also perform any other special assignments and provide any other assistance during the Payment Period as so requested for which he shall be paid $200 an hour for each hour after the first 40 hours per month of such assistance. After the Payment Period, and also as a condition to receiving payments pursuant to Paragraph 2 hereof, the Executive shall perform any special assignments and provide any other assistance reasonably requested by the President of the Company for which he shall be paid $200 an hour.



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4.       During the Payment Period, and subject to the exceptions noted below, the Executive shall be entitled to continue his participation in the Company's current employee health and dental benefit plans to the same extent, and under the same conditions, that he may participate in such plans on the Retirement Date; PROVIDED, HOWEVER, such participation shall cease on the earlier of: (a) the end of the Payment Period, or
         (b) the last day of the first month in which he may be covered by any plan, program or arrangement, sponsored by another employer offering similar (but not necessarily substantially equivalent) health and dental benefits coverage.

5. Subsequent to the Payment Period (and if he is otherwise eligible), the Executive may elect to continue medical and dental benefits under the provisions of COBRA, and he shall be notified of his COBRA rights at that time.

6. The Executive's contributions to the Company's 40l(k) plan (if any) and to the Company's flexible spending account plan (if any) shall cease on the Retirement Date and any payments to the Executive or on his behalf, from such plans shall be governed by their terms. The Executive's entitlement to further vacation, sick leave and other paid time off shall also cease on the Retirement Date and any payments to which he may be entitled for earned but unused vacation, and paid time off shall be made to him within 90 days of the Retirement Date.

7. EXHIBIT A attached hereto sets forth all stock options to purchase share of the Company's stock held by the Executive (the "Options") as of the date hereof. Notwithstanding anything to the contrary contained in the Company's 1994 Long-Term Incentive Plan, as amended (the "Plan"), the Options may be exercised pursuant to the Plan and the applicable stock option agreements for the lesser of three months from the date hereof or the balance of their respective terms, after which period the Options shall be immediately terminated and canceled.

8. Anything contained in Paragraphs 13 and 14 to the contrary notwithstanding, the Company and the Executive shall continue to be bound by the obligations set forth in the Letter Agreement executed by the Executive on April 23, 1996, which Agreement is incorporated herein by reference.


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9.       The Company shall provide, upon request, a letter of reference stating the positive contributions made by the Executive during his tenure with the Company.

10. From and after the date of this Agreement, the Company shall indemnify and hold harmless the Executive, without regard to the content of his testimony or the outcome of any proceeding, suit, or action, and to the fullest extent provided by law, against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties and amounts paid in settlement) reasonably incurred by Executive in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he was an officer, director or employee of the Company, or is or was serving at the request of the Company, as an officer, director, member, trustee, employee or agent of another entity in which the Company directly or indirectly owns shares; PROVIDED, HOWEVER, the foregoing provisions of this Paragraph shall not apply with respect to any matter as to which the Executive shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company. Any amounts payable by the Company under this Paragraph 10 which it determines to be reasonable shall be paid to the Executive within 90 days of the Company's receipt of adequate documentation of the nature and amount of such cost, expense, liability or loss.

11. The Executive agrees to return to the Company prior to the Retirement Date, all Company property (other than any personal computers purchased by the Company for his home use), including, but not limited to, vendor, supplier, and any other business or mailing lists, reports, files, memoranda, records and software, credit cards, desk or file keys, computer access codes or disks, and Company manuals. The Executive further agrees that he will not retain any copies, duplicates, reproductions or excerpts of any such property.

12. The Executive and the Company represent and agree that except as may otherwise be required by law, they both will keep completely and strictly confidential the terms of this Agreement, the fact that this Agreement has been reached, and any settlement negotiations that occurred in connection with this Agreement.

13. The Executive for himself and on behalf of his heirs, executors, administrators and assigns, hereby remises, releases and fully discharges the Company and, to the extent


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         applicable, its present, former and future parent companies, subsidiaries and affiliates, and the officers, directors, employees, agents, successors and assigns of each of them ("the Released Parties") of and from any and all claims, rights and causes of action of all nature known, unknown, past, present, now foreseeable or unforeseeable, which he has or may hereafter have, in any way arising out of, connected with or related to the Executive's employment with, and activities on behalf of, any of the Released Parties, the termination thereof or based upon information made known to Executive during employment with any of the Released Parties. This Release shall include but, not be limited to, any claims (including without limitation any claims to employment or reemployment, wages, back wages, fees, expenses, benefits or compensation), damages, rights and causes of action for wrongful discharge, breach of contract, discrimination or retaliation under any federal, state or local laws, rules, orders or regulations, including, but not limited to, Title VII of The Civil Rights Act of 1964, as amended, 42 USC, Section 2000e et seq, The Age Discrimination in Employment Act, as amended (ADEA), 29 USC Section
         621 et seq, The Americans With Disabilities Act, 42 USC, Section 12101 et seq, The Massachusetts Fair Employment Practices Act, MGL Ch. 151B,
         Section 1 et seq, all claims arising out of The Massachusetts Civil Rights Act, MGL Ch. 12 Section 11H and 11I and The Massachusetts Equal Rights Act Ch. 93 Section 102. This Release shall also include, but not be limited to, all claims, rights and causes of action for costs, attorneys' fees, bounties, or percentage of awards or settlements which the Executive may assert against or which may be asserted against the Company by others on the Executive's behalf, or against any of the Released Parties, except as provided by Paragraph 10. The Executive and the Company intend and agree that this Release is to be a broad Release to apply to any relief or cause of action, no matter what it is called, and shall include, but not be limited to, claims, rights or causes of action for wages, benefits, bonuses, fines, back pay, share of awards, compensatory damages, and punitive damages. This Release, however, waives no rights or claims which may arise under ADEA after the date this Release is executed, or which may arise from any breach of the terms of this Agreement.

14. The Company agrees, on its behalf, and to the extent applicable, on behalf of its present, former and future parent companies, subsidiaries and affiliates, and officers, directors, agents, successors and assigns of each of them, to fully release and discharge the Executive of and from all claims, demands, causes of action, damages and expenses, of any and every nature whatsoever, whether or not known to this date to exist by the Company, past or present as a result of actions, omissions or events occurring through the Resignation Date in connection with his employment with the Company, or any actions, omissions, or events occurring in connection with any special assignments or assistance requested by the Company as contemplated by Paragraph 3 above, except any such actions, omissions, or events resulting from the Executive's willful misconduct or any matter as to which Executive shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company. Willful misconduct is defined herein as fraud, embezzlement, or other acts in intentional disregard of the Company's interests.



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15.      At no time will Executive in any way disparage or discuss the Company or its agents, officers, servants or employees in a derogatory manner. Executive will at all times state, if asked, that the Company was and is a reputable company during his employment with the Company and that he was proud to have been associated with it. At no time will the Company in any way disparage or discuss the Executive in a derogatory manner. If any inquiry is made as to the circumstances of Executive's departure from the Company, the Company will state that he retired from the Company.

16. The Executive acknowledges that the Company advised him to consult with an attorney prior to signing this Release; advised him that he had twenty-one (21) days in which to consider whether he should sign this Release; and advised him that upon signing this Release, he will be given seven (7) days following the date of such signing to revoke it and that the Release will not be effective until after this seven-day period has elapsed.

17. The Release shall become effective on the eighth (8th) day following the date on which it is signed by the Executive. It is understood that the Executive may revoke his approval of this Release within the seven-day period following the date on which he signs the Release.

18. The payment by the Company of the consideration referred to herein is not, and shall not be deemed, an admission of responsibility or liability by any of the Released Parties.

19.      The Executive acknowledges that:

                  - He has read and understands this Agreement and understands fully its final and binding effect;
                  - None of the Released Parties had made any statements,
                    promises or representations not set forth in this Agreement, and the Executive has not relied on any such statements, promises or representations.
                  - He has voluntarily signed this agreement with the knowledge and understanding and full intention of releasing the Released Parties as set forth above;
                  - He was given the opportunity to permit an attorney to review this Agreement and offer advice, and he was given a chance to refuse to sign this Agreement.


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20.      This Agreement is binding upon and shall inure to the benefits of the parties hereto and their respective assigns, successors, heirs and personal representatives; PROVIDED, HOWEVER, that neither party may assign any rights or duties it may have hereunder without prior written consent of the other party hereto and further provided that the parties' obligations hereunder shall survive any change in control of the Company whether by merger, acquisition, restructuring, reconstitution of the Board of Directors, or otherwise.

21. If any provision of this Agreement is judicially determined to be invalid or unenforceable as written, then such provision shall, if possible, be modified and reformed to the degree necessary to render it valid and enforceable. Any such invalidity or unenforceability of any provision shall have no effect on the remainder of this Agreement which shall remain in full force and effect.

22. This Agreement is to be governed and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts without giving effect to its conflicts of laws provisions.

23. This Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior and contemporaneous negotiations, representations, understanding and agreements, whether written or oral. This agreement may be amended or modified only by a written instrument signed by both the Company and the Executive.

IN WITNESS WHEREOF, the Company and the Executive have entered into this agreement on the date first above written.

Pegasystems Inc.                                                   The Executive

By:  /s/ Alan Trefler                                            /s/ Ira Vishner
---------------------                                            ---------------
                                                                     Ira Vishner
Attest:  /s/ Carol A. Alexander
        -----------------------


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As of May 19, 1999, Pegasystems authorized Ira Vishner to retain the following pursuant to Paragraph 11 of the Separation Agreement and Release, until such authorization is revoked in writing:

- personal computers purchased by Pegasystems and made available for Mr. Vishner's home use

- security card #1767 49499 to Pegasystems' Cambridge office

- garage card #716 to the parking lot garage at 101 Main Street

- file key #XF1016 to a file cabinet in Mr. Vishner's office at 101 Main Street

- employee telephone lists


/s/ Alan Trefler                                   /s/ Ira Vishner
----------------                                   ----------------

Pegasystems Inc.                                        Ira Vishner
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                                   EXHIBIT A

                                      TO

                 IRA VISHNER SEPARATION AGREEMENT AND RELEASE

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     -----------------------------------------------------------------------
     NQ OPTION     OPTION DATE    NO. OF   PRICE     VESTED     OUTSTANDING
      NUMBER                      SHARES     $         $
                                                   EXERCISABLE
     -----------------------------------------------------------------------
     00002380      10/15/98         20k     7.75        0           20k
     -----------------------------------------------------------------------
       427          3/31/97         25k    20.5625     5k           25k
     -----------------------------------------------------------------------
     00001944       4/3/98          35k    17.0625      0           35k
     -----------------------------------------------------------------------

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